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                                                                   EXHIBIT 23(C)

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
United Carolina Bancshares Corporation

  We consent to the use of our report incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus. Our report dated February 21, 1997, refers to the fact that on January 1, 1994, the Corporation adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits".

                                          KPMG Peat Marwick LLP

Raleigh, North Carolina
March 18, 1997